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                                                                     Exhibit 5.1
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                    LEGAL OPINION OF HOGAN & HARTSON L.L.P.


                                                   July 27, 2000

Board of Directors
XM Satellite Radio Holdings Inc.
1250 23rd Street, Suite 57
Washington, D.C. 20037-1100


Ladies and Gentlemen:

          This firm has acted as special counsel to XM Satellite Radio Holdings Inc., a Delaware corporation (the "Company"), in connection with its registration, pursuant to a registration statement on Form S-8 filed on or about the date hereof (the "Registration Statement"), of 2,324,300 shares (the "Shares") of Class A common stock, par value $.01 per share, of the Company ("Common Stock"), issuable under the Company's 1998 Shares Award Plan, as amended (the "Plan"). This opinion letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F. (S) 229.601(b)(5), in connection with such registration.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. A Copy of the Plan, as certified on the date hereof by certain officers of the Company as then being complete, accurate and in effect.

          3. The Restated Certificate of Incorporation of the Company, as certified on July 26, 2000 by the Secretary of State of the State of Delaware and on the date hereof by certain officers of the Company as then being complete, accurate and in effect.

          4. The Restated Bylaws of the Company, as certified on the date hereof by certain officers of the Company as then being complete, accurate and in effect.

          5. Resolutions of the Board of Directors of the Company adopted at meetings held on March 9, 2000, all of the foregoing resolutions as certified by certain officers of the Company on the date hereof as then being complete, accurate and in effect.

          6. Resolutions of the stockholders of the Company adopted at meetings held on May 31, 2000, all of the foregoing resolutions as certified by certain officers of the Company on the date hereof as then being complete, accurate and in effect.

          7. A certificate of certain officers of the Company, dated July 27, 2000, as to certain facts relating to the Company.

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          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the corporate law of the State of Delaware. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Plan and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors or a committee of the Board of Directors authorizing the issuance thereof, the Shares will be validly issued, fully paid, and nonassessable.

          This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                             Very truly yours,



                                             /s/ HOGAN & HARTSON L.L.P.